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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 31, 2005


                           RS GROUP OF COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                 0-50046              65-1082128
 (State or other jurisdiction   (Commission File       (IRS Employer
        of incorporation)            Number)          Identification No.)


           200 YORKLAND BLVD., SUITE 200, TORONTO, ON, CANADA M2J 5C1
             (Address of Principal Executive Offices with Zip Code)


       Registrant's telephone number, including area code: (416) 391-4223


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.01  Entry into a Material Definitive Agreement.

         In a letter agreement between Strategy International Insurance Group, Inc., a Texas corporation ("Strategy International")and RS Group of Companies, Inc., a Florida corporation (the "Registrant"), accepted and agreed to by Registrant on December 31, 2005 (the "Agreement"), Strategy International and the Registrant agreed that Registrant shall merge with and into Strategy International or an affiliate, subsidiary or successor entity thereof (the "Merger Entity"), whereby the Merger Entity would be the surviving entity. Further, each of the holders of issued and outstanding stock of Registrant of any and all classes ("RS Stock") shall receive, in exchange for every three shares of RS Stock held thereby, two shares of common stock, $.001 par value, of the Merger Entity ("Merger Stock"). Any and all issued and outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance, transfer or sale of any stock or other any equity securities ("Equity Rights") of the Registrant will be exchanged for comparable Equity Rights of the Merger Entity, based on the same exchange of three shares (or right to acquire shares) of RS Stock for two shares of Merger Stock.

         The Agreement supercedes and replaces all previous understandings and agreements between Strategy International and the Registrant regarding the Merger and the transactions contemplated thereby.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99. Letter Agreement, agreed to and accepted on December 31, 2005, between Strategy International and the Registrant.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 20, 2006

                                                    RS GROUP OF COMPANIES, INC.

                                                    By: /s/ Kenneth Min
                                                        ------------------------
                                                    Name:  Kenneth Min
                                                    Title: President